SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-50350	PPL Montana, LLC (Exact name of Registrant as specified in its charter) (Delaware) 303 North Broadway - Suite 400 Billings, MT 59101 (406) 237-6900	54-1928759

Item 9. Regulation FD Disclosure

        On April 27, 2004, PPL Montana, LLC (the "Company") filed a Form 15 with the Securities and Exchange Commission (the "SEC"), which suspends the Company's duty to file reports with the SEC under the Securities Exchange Act of 1934. The Company's obligation to file such reports began in 2001 following its exchange of unregistered 8.903% Pass Through Certificates for SEC-registered securities with the same material financial terms (the "Certificates"). Under applicable SEC rules, the Company no longer is obligated to file such reports because there are fewer than 300 holders of record of the Certificates. There currently are 16 holders of record of the Certificates.

        The Company continues to be bound by the terms of the Pass Through Trust Agreement (the "Trust Agreement") between the Company and JPMorgan Chase Bank, as Pass Through Trustee (the "Trustee"). Pursuant to the Trust Agreement, the Company is required to provide certain financial information to the Trustee, and the Trustee is required, in turn, to provide this information to holders of Certificates, upon request.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL MONTANA, LLC

By:	/s/ James E. Abel James E. Abel Treasurer

Dated:April 27, 2004